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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  MAY 15, 2001
                                                  ------------

                         CONTINENTAL GLOBAL GROUP, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                     333-27665              31-1506889
            --------                     ---------              ----------
(State of Other Jurisdiction of         (Commission          (I.R.S. Employer
 Incorporation or Organization)         File Number)        Identification No.)

                              438 Industrial Drive
                             Winfield, Alabama 35594
                             -----------------------
              (Address of Principal Executive Offices and Zip Code)

                                 (205) 487-6492
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                               -------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events

On May 15, 2001, Continental Global Group, Inc. announced the expiration of its tender offer to purchase for cash up to $48,000,000, or 40%, of its outstanding 11% Series B Senior Notes Due 2007 for a consideration of $425 in cash, plus accrued and unpaid interest on the Notes to their date of purchase, for each $1,000 principal amount of Notes. The principal amount of Notes tendered was not sufficient to meet the previously announced 30% minimum condition, as set forth in the Offer to Purchase, dated April 3, 2001 (filed with the Securities and Exchange Commission on Form 8-K) as amended in the Supplement to the Offer to Purchase dated April 30, 2001. As a result, the Company has decided not to accept the tendered Notes for payment.

Attached to this Current Report on Form 8-K as Exhibit 1 is the announced expiration of the tender offer.

Exhibit No.       Exhibit

1 Continental Global Group, Inc. Announces Expiration of Tender For 11% Series B Senior Notes Due 2007


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Continental Global Group, Inc.
                                          ------------------------------
                                                   (Registrant)

Date:  May 15, 2001                By:  /S/ C. Edward Bryant, Jr.
                                        -------------------------
                                   Name:  C. Edward Bryant, Jr.
                                   Title: President and Chief Executive Officer